As filed with the Securities and Exchange Commission on September 11, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1339282
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

1801 California Street, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

QWEST SAVINGS & INVESTMENT PLAN

(Full title of the plan)

Stephen E. Brilz

Vice President and Deputy General Counsel

Qwest Communications International Inc.

1801 California Street

Denver, Colorado 80202

(303) 992-1400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (Check one):

Large accelerated filer ☒    Accelerated filer ☐    Non-accelerated filer ☐    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	80,000,000	$3.99	$319,200,000	$12,545

(1)          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Qwest Savings & Investment Plan.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The price per share and aggregate offering price are based on the average of the high and low sales prices of the Common Stock of Qwest Communications International Inc. (“Qwest”) on September 4, 2008, as reported on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is on page 5.

INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

Qwest hereby incorporates by reference into this Registration Statement the contents of the Registration Statements on Form S-8 filed on behalf of Qwest with the Securities and Exchange Commission on January 15, 2004 (File No. 333-111923), June 28, 2002 (File No. 333-91424), and December 5, 2001 (File No. 333-74622).

EXHIBITS

Exhibit
Number	Description

(4.1)	Qwest Savings & Investment Plan, as amended and restated (incorporated by reference to Qwest’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-15577)

5.1	Opinion of Stephen E. Brilz, Vice President and Deputy General Counsel of Qwest

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Stephen E. Brilz, Vice President and Deputy General Counsel of Qwest (included in Exhibit 5)

24.1	Power of Attorney

(   )    Previously filed.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 11, 2008.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:	/S/ RICHARD N. BAER
Richard N. Baer
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on September 11, 2008.

*	*
Edward A. Mueller Director, Chairman and Chief Executive Officer (Principal Executive Officer)	John W. Richardson Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*	*
R. William Johnston Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	Linda G. Alvarado Director

*	*
Charles L. Biggs Director	K. Dane Brooksher Director

*	*
Peter S. Hellman Director	R. David Hoover Director

*	*
Patrick J. Martin Director	Caroline Matthews Director

*	*
Wayne W. Murdy Director	Jan L. Murley Director

*	*
Frank P. Popoff Director	James A. Unruh Director

*
Anthony Welters Director

* By:	/S/ RICHARD N. BAER
Richard N. Baer
As Attorney-In-Fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Qwest Savings & Investment Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 11, 2008.

QWEST SAVINGS & INVESTMENT PLAN

By:	/S/ FELICITY A. O’HERRON
Felicity A. O’Herron
Vice President – Human Resources
Qwest Communications International Inc.

EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Qwest Savings & Investment Plan, as amended and restated (incorporated by reference to Qwest’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-15577)

5.1	Opinion of Stephen E. Brilz, Vice President and Deputy General Counsel of Qwest

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Stephen E. Brilz, Vice President and Deputy General Counsel of Qwest (included in Exhibit 5)

24.1	Power of Attorney

(   )    Previously filed.